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                             ACT MANUFACTURING, INC.
                        MANUFACTURING SERVICES AGREEMENT
--------------------------------------------------------------------------------


                                                                   EXHIBIT 10.11
        Confidential Materials omitted and filed with the Securities and Exchange Commission. Asterisks denote omissions.


This agreement between ACT and Redstone Communications is in effect for a period of one year as of 12/3/98

It is automatically renewed each month unless written notice is received.

ACT will require written notice 90 days in advance in order to cancel this agreement.

1.   ORDER ADMINISTRATION AND FORECAST MANAGEMENT

     REDSTONE COMMUNICATIONS must have [**] worth of purchase orders in place at all times. Customer must also have an additional [**] of forecast in place at all times. Purchase orders must specify part number, quantity, rev level, price and requested delivery dates. First 30 days are non-cancelable, but can be rescheduled within the same Quarter. ACT will schedule all material to arrive 21 days prior to requested in-house date at Redstone Communications. Days 31-60 are non-cancelable but can be rescheduled out to a maximum of 90 days one time only, as long as it remains within the same Quarter (refer to guidelines below). Days 61-90 are fully reschedulable/cancelable within the following guidelines:

     Redstone Communications will be responsible for all excess custom and unique material bought on their behalf. Redstone Communications will be responsible for all excess created by non-cancelable/non-returnable items. Redstone Communications will be responsible for all excess created by purchasing of minimum order quantities and minimum package sizes. ACT will plan material to support the forecast provided by Redstone Communications. Redstone Communications must convert forecast at [**]% or be responsible for NC/NR's, and custom/unique parts purchased to support orders and forecast.

     ACT will charge [**]% per month for items carried in inventory greater than 7 weeks as a result of reschedules.

     ACT will charge [**]% for material returned to suppliers on the customers behalf due to reschedules or cancellations.

     ACT will charge a [**]% handling charge (based on the unburdened cost) for excess or obsolete material which must be returned to the customer.


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                             ACT MANUFACTURING, INC.
                        MANUFACTURING SERVICES AGREEMENT
--------------------------------------------------------------------------------


        Confidential Materials omitted and filed with the Securities and Exchange Commission. Asterisks denote omissions.

2.   PRICING

     ACT will submit a formal quote to set pricing for the upcoming quarter. ACT and Redstone Communications will meet every three months to review process and material cost changes. New pricing for the upcoming quarter will be set at that time. Major changes may be negotiated by either party during the quarter when necessary.

All prices are F.O.B. shipping point, on any product not delivered directly by ACT owned vehicles. Payment terms are Net 30 days.

Material cost reductions negotiated solely by ACT on behalf of the customer will be split [**]% to each party for a period of one year.

3.   FLEXIBILITY

     ACT agrees to provide a [**]% upside in any given quarter commencing three weeks from receipt of request. Redstone Communications will be informed in advance of any charges associated with holding critical components in stock (boards/ASICS/sheet metal, etc.). Redstone Communications assumes all risk for ECO's to critical parts held in stock to support flexibility. Should Redstone Communications exercise the full [**]% flexibility it will not again be available until the lead time of the longest lead-time component.

4.   CUSTOMER DELIVERABLES

     Unless otherwise stated in writing, Redstone Communications agrees to provide to ACT all information required to properly manufacture the product (Attachment A). Redstone Communications agrees to provide all unique test equipment, test procedures and software code required to isolate defects. ACT disclaims liability for any non-manufacturing related defects, which such tools did not isolate.

     In the event that ACT is unable to debug particular product, after exercising all resources internal to ACT, the customer is to provide Engineering support necessary to ACT which shall culminate in the shipment of the product to the customer. In said cases that both ACT and customer Engineering/Technical support are unable to bring the subject product into working condition, the product shall become the customer's responsibility. The product shall be shipped, as is, to the customer, against an existing, open purchase order, and will be tagged accordingly to identify it as a non-functioning product. The "determined maximum time" spent on the board will be identified by part number, and will become part of an attachment at a later time.


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                             ACT MANUFACTURING, INC.
                        MANUFACTURING SERVICES AGREEMENT
--------------------------------------------------------------------------------


        Confidential Materials omitted and filed with the Securities and Exchange Commission. Asterisks denote omissions.

5.   APPROVED MANUFACTURERS

     ACT will only purchase components specified and approved by CUSTOMER. Any changes are subject to CUSTOMER's advance written consent. If CUSTOMER refuses to give such consent or fails to respond within ten days of ACT's request therefor and ACT has used its reasonable efforts to purchase from the approved manufacturers and shortages or allocation sexist, ACT shall not be liable for failing to deliver the affected Product.

6.   WARRANTY

     a) ACT warrants that the product provided under this Agreement will be free of manufacturing defects for a period of one year from date of shipment. ACT will, if permitted to do so, pass through to CUSTOMER any warranties for components purchased for CUSTOMER. The warranty period for returned Product shall be the balance of the original warranty period or ninety (90) days, whichever is greater. CUSTOMER's sole remedy and ACT's sole obligation shall be to repair or replace (at its option) the defective Product. Any Product returned to ACT which, after inspection and test by ACT, is found to be free of defects shall be subject to a "no Defect Found Charge."

     b) This warranty is void if Product(s) have been subjected to abuse, misuse, accident, alteration, neglect, operation outside the parameters or environment identified in CUSTOMER's product specifications, or unauthorized repair, installation or alternations by anyone other than ACT.

     c) CUSTOMER shall contact ACT for a RMA prior to returning any Product for repair. ACT will provide the RMA with [**] ([**] for priority requests) of receipt. CUSTOMER will forward the defective Product to ACT freight prepaid. ACT will return the repaired or replaced Product, freight prepaid, to CUSTOMER as quickly as practical but no later than [**] from the date ACT received the defective Product.

     d) If ACT determines the warranted product is unrepairable-repairable or ACT no longer possesses tools and equipment necessary to perform the repairs, ACT shall have the option to refund the Purchase Price in lieu of repair or replacement.

     e) If ACT, after performing all customer defined testing to the subject RMA, is unable to identify ANY failures with the product, the RMA shall be returned to the customer as a "No Fault Found". Any RMA product returned to the customer as a "No Fault Found" will be accompanied by a "NFF fee", to be paid to ACT by said customer. This will be a standard compilation of testing and assembly costs incurred by ACT and will be identified and tracked by part number in an attachment to this document. This paragraph pertains to Production Built boards only.


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                             ACT MANUFACTURING, INC.
                        MANUFACTURING SERVICES AGREEMENT
--------------------------------------------------------------------------------


     f) THE FOREGOING WARRANTY PROVISIONS SET FORTH ACT's SOLE LIABILITY AND ARE CUSTOMER's EXCLUSIVE REMEDIES FOR CLAIMS BASED UPON DEFECTS IN, OR FAILURE OF ANY PRODUCT PROVIDED HEREUNDER I ACT HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL OTHER WARRANTIES WITH RESPECT TO PRODUCTS SUPPLIED HEREUNDER INCLUDING ANY WARRANTY OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.

7.   FORCE MAJEURE

     Neither party shall be considered in default or liable for any delay or failure to perform under this Agreement due to causes beyond its reasonable control. If such delay or failure continues for more than thirty (30) days CUSTOMER and ACT will meet to mutually agree upon the actions to be taken. If such delay or failure continues for more than ninety days, the other party may terminate this Agreement and any purchase orders issued hereunder with thirty
(30) days written notice.

8.   INSURANCE

     a) ACT will maintain adequate insurance to protect from fire, theft and damage the Material inventory to be used for the manufacture of CUSTOMER Products. ACT shall maintain adequate insurance to protect from fire, theft and damage any consigned inventory, in-circuit test fixtures capital equipment, returned materials and other property of CUSTOMER in the hands of ACT.

     b) CUSTOMER agrees to take all necessary precautions to prevent injury to any persons (including employees of ACT) or damage to property (including ACT's property) during the term of this Agreement and shall defend, indemnify, and hold ACT, its officers, directors, agents and employees harmless from and against any and all claims, losses expenses (including reasonable attorney's fees), demands, or judgments ("Claims") which result from or arise out of: (1) the presence of CUSTOMER or equipment or tools used by CUSTOMER in the performance of this Agreement on the property of ACT; or (2) the performance by CUSTOMER or its personnel of any effort for or on behalf of ACT; or (3) the acts, errors, omissions, or negligence of CUSTOMER or CUSTOMER's personnel; or
(4) the use by CUSTOMER of ACT's equipment, tools, or facilities ("Equipment") whether or not any Claims are based upon the condition of the Equipment of ACT's, its agent's, or employee's alleged negligence in permitting its use. Permission by ACT to use the Equipment shall be gratuitous.

9.   GENERAL

Redstone Communications and ACT Manufacturing agree to hold a Quarterly Review which shall include topics such as Quality Data, Performance Data, Test/engineering Issues, and a "Technology Roadmap" review, to discuss new technologies and improvements to existing technologies. ACT agrees to make every effort to work with and support new technologies being pursued by Redstone Communications. This effort shall pertain to supplying said technology in a reasonable timeframe determined by both companies.


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                             ACT MANUFACTURING, INC.
                        MANUFACTURING SERVICES AGREEMENT
--------------------------------------------------------------------------------


IN WITNESS WHEREOF, the authorized representatives of the parties have executed this Agreement under seal as of the date(s) set forth below.

ACT MANUFACTURING, INC.                      COMPANY NAME


By /s/ Robert M. [Illegible]                 By /s/ James A. Dolce, Jr.
   -------------------------------              --------------------------------
(Signature)                                     (Signature)
Robert M. [Illegible]                        James A. Dolce Jr.
----------------------------------           -----------------------------------
(Printed Name)                               (Printed Name)
V.p. Business Development                    President
----------------------------------           -----------------------------------
(Title)                                      (Title)
December 7, 1998                             Dec. 3, 1998
----------------------------------           -----------------------------------
(Date)                                       (Date)





List of products covered by this agreement are detailed on ATTACHMENT B.

ATTACHMENT B to be reviewed and updated quarterly.


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                             ACT MANUFACTURING, INC.
                        MANUFACTURING SERVICES AGREEMENT
--------------------------------------------------------------------------------


ATTACHMENT A


                              CUSTOMER DELIVERABLES


Bill of Material with Reference Designators

AVL Information

Assembly Drawings

Gerber Files

CAD Files

Programs for IC's

Schematics

Test Process

Deviations/Waivers in Writing


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                             ACT MANUFACTURING, INC.
                        MANUFACTURING SERVICES AGREEMENT
--------------------------------------------------------------------------------


ATTACHMENT B


                            LIST OF PRODUCTS COVERED
                                BY THIS AGREEMENT


Redstone Part Number                                          ACT Part Number
--------------------                                          ---------------

340-00013                                                     RS-340-00013

340-00014                                                     RS-340-00014

340-00023                                                     RS-340-00023

340-00025                                                     RS-340-00025

340-00026                                                     RS-340-00026

340-00027                                                     RS-340-00027

340-00028                                                     RS-340-00028

340-00029                                                     RS-340-00029

340-00031                                                     RS-340-00031

340-00032                                                     RS-340-00032

340-00033                                                     RS-340-00033

340-00034                                                     RS-340-00034

340-00035                                                     RS-340-00035

340-00037                                                     RS-340-00037


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